Exhibit 3.15
CERTIFICATE OF INCORPORATION
OF
ICN CAPITAL, INC.

     FIRST. The name of this corporation shall be:
ICN CAPITAL, INC.
     SECOND. Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle and its registered agent at such address is CORPORATION SERVICE COMPANY.
     THIRD. The purpose or purposes of the corporation shall be:
     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
     FOURTH. The total number of shares of stock which this corporation is authorized to issue is:
     One Hundred Thousand (100,000) shares of Common stock at the par value of $.001 each, amounting to One Hundred Dollars ($100.00)
     FIFTH. The name and address of the incorporator is as follows:
Debra M. Carll
Corporation Service Company
1013 Centre Road
Wilmington, DE 19805
     SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.
     SEVENTH. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.
     EIGHTH. The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities or other matters referred to or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
     IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this twenty-third day of January, A.D., 1998.

/s/ Debra M. Carll Debra M. Carll
Incorporator

CERTIFICATE OF CHANGE OF REGISTERED AGENT
AND
REGISTERED OFFICE
ICN CAPITAL, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware
DOES HEREBY CERTIFY:
     That the registered office of the corporation in the state of Delaware is hereby changed to Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.
     That the registered agent of the corporation is hereby changed to THE CORPORATION TRUST COMPANY, the business address of which is identical to the aforementioned registered office as changed.
     That the changes in the registered office and registered agent of the corporation as set forth herein were duly authorized by resolution of the Board of Directors of the corporation.
     IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by an authorized officer, this 6th day of April, 2005.

/s/ Bary G. Bailey
Bary G. Bailey
Vice President/Treasurer

CERTIFICATE OF MERGER
OF
OCEANSIDE PHARMACEUTICALS, INC.
WITH AND INTO
ICN CAPITAL, INC.
     Pursuant to Title 2, Section 252 of the Delaware General Corporation Law
     The undersigned corporation, organized and existing under and by virtue of the Delaware General Corporation Law (the “DGCL”), does hereby certify that:
     FIRST: The name and jurisdiction of incorporation of each of the constituent corporations of the merger is as follows:

Name	Jurisdiction of Incorporation
Oceanside Pharmaceuticals, Inc.	Puerto Rico

ICN Capital, Inc.	Delaware
     SECOND: An Agreement and Plan of Merger, dated as of June 30, 2007 (the “Plan of Merger”), by and between the constituent corporations has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8 Section 252 of the DGCL.
     THIRD: Upon consummation of the merger, the surviving corporation of the merger shall be ICN Capital, Inc., a Delaware corporation (the “Surviving Corporation”).
     FOURTH: Upon consummation of the merger, the Certificate of Incorporation of the Surviving Corporation shall be its Certificate of Incorporation. The Certificate of Incorporation shall remain unchanged except as follows:
     Article First” thereof shall be stranded so as to read in its entirety as follows:
          FIRST. The name of this corporation shall be Oceanside Pharmaceuticals, Inc.”
     FIFTH: The authorized stock and par value of the non-Delaware corporation is 1,000 shares of common stock with no par value.
     SIXTH: The executed Plan of Merger is on file a t the principal place of business of the Surviving Corporation. The address of the principal place of business of the Surviving Corporation is One Enterprise, Allan Viejo, California 92656.
     SEVENTH: A copy of the Plan of Merger will be furnished by the Surviving Corporation on request and without cost to any stockholder of any constituent corporation.

     EIGHTH: The meager shall become effective at 1:00 p.m., Eastern Time, on June 30, 2007.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the undersigned corporation had caused this Certificate of Merger to be executed on June 29, 2007.

ICN CAPITAL, INC.

By:	/s/ Robert Chai-Onn Robert Chai-Onn, Secretary